PROSPECTUS SUPPLEMENT                                 EXHIBIT 99.1
(To Prospectus dated February 17, 2006)               REGISTRATION NO. 333-31226



                                HOLDERS BROADBAND
                                [GRAPHIC OMITTED]


                        1,000,000,000 Depositary Receipts
                           Broadband HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Broadband HOLDRS (SM) Trust.

     The share amounts specified in the table in the "Highlights of Broadband HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                        Primary
                                                                        Trading
                  Name of Company            Ticker    Share Amounts    Market
     ------------------------------------  ---------  ---------------  ---------
     Agere Systems Inc.                       AGR       0.798493151       NYSE
     Applied Micro Circuits Corporation       AMCC           2           NASDAQ
     Broadcom Corporation                     BRCM           3           NASDAQ
     Ciena Corporation (1)                   CIEND     0.28571428571     NASDAQ
     Comverse Technology, Inc.                CMVT           2           NASDAQ
     Conexant Systems, Inc.                   CNXT           2           NASDAQ
     Corning, Inc.                            GLW            9            NYSE
     Freescale Semiconductor Class B          FSLB        1.98747        NASDAQ
     JDS Uniphase Corporation                 JDSU         11.8          NASDAQ
     Lucent Technologies, Inc.                 LU           29            NYSE
     Motorola, Inc.                           MOT           18            NYSE
     Mindspeed Technologies                   MSPD        0.6667         NASDAQ
     Nortel Networks Corporation               NT           28            NYSE
     PMC-Sierra, Inc.                         PMCS           1           NASDAQ
     Qualcomm Incorporated                    QCOM          16           NASDAQ
     RF Micro Devices, Inc.                   RFMD           2           NASDAQ
     Skyworks Solutions, Inc.                 SWKS         0.702         NASDAQ
     Sycamore Networks, Inc.                  SCMR           3           NASDAQ
     Tellabs, Inc.                            TLAB           4           NASDAQ
     Tut Systems                              TUTS       0.0326432       NASDAQ


(1) Effective September 25, 2006, the NASDAQ Ticker Symbol and Ciena Corporation changed to "CIEND". The quantity of shares of Ciena Corporation represented by each 100 share round lot of Broadband HOLDRS decreased to
0.28571428571 (from 2) effective September 26, 2006, due to a 1 for 7 reverse stock split of Ciena Corporation.



     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2006.